Tenable Announces Second Quarter 2024 Financial Results
•Revenue of $221.2 million, up 13% year-over-year.
•Calculated current billings of $221.1 million, up 10% year-over-year.
•GAAP operating margin of (4)%; Non-GAAP operating margin of 19%.
•Net cash provided by operating activities of $31.4 million; Unlevered free cash flow of $36.5 million.
COLUMBIA, Maryland, July 31, 2024 — Tenable Holdings, Inc. ("Tenable") (Nasdaq: TENB), the Exposure Management company, today announced financial results for the quarter ended June 30, 2024.
"We delivered better-than-expected revenue, operating income and unlevered cash flow in Q2," said Amit Yoran, Chairman and CEO of Tenable. "Despite lower-than-expected CCB, we saw tremendous momentum in our newer products, specifically Tenable Cloud Security and Tenable One. As we have expanded our offerings, Tenable has become a trusted source of truth for understanding and managing exposure and risk."
Second Quarter 2024 Financial Highlights
•Revenue was $221.2 million, a 13% increase year-over-year.
•Calculated current billings was $221.1 million, a 10% increase year-over-year.
•GAAP loss from operations was $8.8 million, compared to $10.7 million in the second quarter of 2023.
•Non-GAAP income from operations was $42.8 million, compared to $30.2 million in the second quarter of 2023.
•GAAP net loss was $14.6 million, compared to $16.0 million in the second quarter of 2023.
•GAAP net loss per share was $0.12, compared to $0.14 in the second quarter of 2023.
•Non-GAAP net income was $38.2 million, compared to $26.3 million in the second quarter of 2023.
•Non-GAAP diluted earnings per share was $0.31, compared to $0.22 in the second quarter of 2023.
•Cash and cash equivalents and short-term investments were $487.0 million at June 30, 2024, compared to $474.0 million at December 31, 2023.
•Net cash provided by operating activities was $31.4 million, compared to $30.2 million in the second quarter of 2023.
•Unlevered free cash flow was $36.5 million, compared to $39.8 million in the second quarter of 2023.
•Repurchased 0.6 million shares of our common stock for $25.0 million.
Recent Business Highlights
•Added 408 new enterprise platform customers and 76 net new six-figure customers.
•Acquired Eureka Security, a provider of data security posture management (DSPM) for cloud environments, to provide a holistic view of an organization’s cloud data security footprint, to fight policy drift and misconfigurations, and to continuously improve their security posture over time.
•Formed a strategic alliance with Deloitte to enable customers to harness the power of proactive security and remove noise by delivering a unified view of their attack surfaces for both cloud and on-prem.
•Expanded availability of Tenable Cloud Security and Tenable Vulnerability Management to Amazon Web Services in Abu Dhabi.
•Recognized as an AI 100 company by CRN.
Financial Outlook
For the third quarter of 2024, we currently expect:
•Revenue in the range of $222.0 million to $224.0 million.
•Non-GAAP income from operations in the range of $42.0 million to $44.0 million.
•Non-GAAP net income in the range of $35.0 million to $37.0 million, assuming interest expense of $8.3 million, interest income of $5.7 million and a provision for income taxes of $3.8 million.
•Non-GAAP diluted earnings per share in the range of $0.28 to $0.30.

•123.0 million diluted weighted average shares outstanding.
For the year ending December 31, 2024, we currently expect:
•Calculated current billings in the range of $957.0 million to $967.0 million.
•Revenue in the range of $889.0 million to $895.0 million.
•Non-GAAP income from operations in the range of $167.0 million to $171.0 million.
•Non-GAAP net income in the range of $143.0 million to $147.0 million, assuming interest expense of $32.7 million, interest income of $23.5 million and a provision for income taxes of $12.8 million.
•Non-GAAP diluted earnings per share in the range of $1.16 to $1.19.
•123.5 million diluted weighted average shares outstanding.
•Unlevered free cash flow in the range of $225.0 million to $235.0 million.
Conference Call Information
Tenable will host a conference call on July 31, 2024 at 4:30 p.m. Eastern Time to discuss its financial results. The conference call can be accessed at 877-407-9716 (U.S.) and 201-493-6779 (international). A live webcast of the event will be available on the Tenable Investor Relations website at https://investors.tenable.com. An archived replay of the live broadcast will be available on the Investor Relations page of the website following the call.
About Tenable
Tenable® is the Exposure Management company. Approximately 44,000 organizations around the globe rely on Tenable to understand and reduce cyber risk. As the creator of Nessus®, Tenable extended its expertise in vulnerabilities to deliver the world’s first platform to see and secure any digital asset on any computing platform. Tenable customers include approximately 65 percent of the Fortune 500, approximately 50 percent of the Global 2000, and large government agencies. Learn more at tenable.com.
Contact Information
Investor Relations
investors@tenable.com
Media Relations
tenablepr@tenable.com
Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical fact, including statements regarding our future results of operations and financial position, business strategy and plans and objectives for future operations, are forward-looking statements and represent our views as of the date of this press release. The words “anticipate,” "believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “will” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of assumptions and risks and uncertainties, many of which involve factors or circumstances that are beyond our control that could affect our financial results. These risks and uncertainties are detailed in the sections titled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K for the year ended December 31, 2023 as well as other filings that we make from time to time with the SEC, which are available on the SEC's website at sec.gov. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated or implied in any forward-looking statements. Except as required by law, we are under no obligation to update these forward-looking statements subsequent to the date of this press release, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.
Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may be different than similarly titled measures used by other companies, are presented to enhance the overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects and allow for greater transparency with respect to important metrics used by management for financial and operational decision-making. We include these non-GAAP financial measures to present our financial performance using a management view and because we believe that these measures provide an additional comparison of our core financial performance over multiple periods with other companies in our industry.
Reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the financial tables accompanying this press release.
Calculated Current Billings: We define calculated current billings, a non-GAAP financial measure, as total revenue recognized in a period plus the change in current deferred revenue in the corresponding period. We believe that calculated current billings is a key metric to measure our periodic performance. Given that most of our customers pay in advance (including multi-year contracts), but we generally recognize the related revenue ratably over time, we use calculated current billings to measure and monitor our ability to provide our business with the working capital generated by upfront payments from our customers. We believe that calculated current billings, which excludes deferred revenue for periods beyond twelve months in a customer’s contractual term, more closely correlates with annual contract value and that the variability in total billings, depending on the timing of large multi-year contracts and the preference for annual billing versus multi-year upfront billing, may distort growth in one period over another.
Free Cash Flow and Unlevered Free Cash Flow: We define free cash flow, a non-GAAP financial measure, as net cash provided by operating activities less purchases of property and equipment and capitalized software development costs. We believe free cash flow is an important liquidity measure of the cash that is available (if any), after purchases of property and equipment and capitalized software development costs, for investment in our business and to make acquisitions. We believe that free cash flow is useful as a liquidity measure because it measures our ability to generate or use cash. We define unlevered free cash flow as free cash flow plus cash paid for interest and other financing costs. We believe unlevered free cash flow is useful as a liquidity measure as it measures the cash that is available to invest in our business and meet our current debt obligations and future financing needs. However, given our debt obligations, non-cancelable commitments and other contractual obligations, unlevered free cash flow does not represent residual cash flow available for discretionary expenses.
Non-GAAP Income from Operations and Non-GAAP Operating Margin: We define these non-GAAP financial measures as their respective GAAP measures, excluding the effect of stock-based compensation, acquisition-related expenses, restructuring expenses, costs related to the intra-entity asset transfers resulting from the internal restructuring of legal entities, and amortization of acquired intangible assets. Acquisition-related expenses include transaction and integration expenses, as well as costs related to the intercompany transfer of acquired intellectual property. Restructuring expenses include non-ordinary course severance, employee related benefits, and other charges. We believe that the exclusion of these expenses provides for a useful comparison of our operating results to prior periods and to our peer companies, which commonly exclude restructuring expenses.
Non-GAAP Net Income and Non-GAAP Earnings Per Share: We define non-GAAP net income as GAAP net loss, excluding the effect of stock-based compensation, acquisition-related expenses, restructuring expenses and amortization of acquired intangible assets, including the applicable tax impacts. In addition, we exclude the tax impact and related costs of intra-entity asset transfers resulting from the internal restructuring of legal entities as well as deferred income tax benefits recognized in connection with acquisitions. We use non-GAAP net income to calculate non-GAAP earnings per share.

Non-GAAP Gross Profit and Non-GAAP Gross Margin: We define non-GAAP gross profit as GAAP gross profit, excluding the effect of stock-based compensation and amortization of acquired intangible assets. Non-GAAP gross margin is defined as non-GAAP gross profit as a percentage of revenue.
Non-GAAP Sales and Marketing Expense, Non-GAAP Research and Development Expense and Non-GAAP General and Administrative Expense: We define these non-GAAP measures as their respective GAAP measures, excluding stock-based compensation, acquisition-related expenses and costs related to intra-entity asset transfers resulting from the internal restructuring of legal entities.

TENABLE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per share data)	2024	2023	2024	2023
Revenue	$221,241	$195,036	$437,202	$383,875
Cost of revenue(1)	48,798	43,514	97,730	89,020
Gross profit	172,443	151,522	339,472	294,855
Operating expenses:
Sales and marketing(1)	101,129	97,800	200,954	194,991
Research and development(1)	45,149	37,845	88,876	76,028
General and administrative(1)	30,302	26,622	61,320	53,737
Restructuring	4,681	—	6,070	—
Total operating expenses	181,261	162,267	357,220	324,756
Loss from operations	(8,818)	(10,745)	(17,748)	(29,901)
Interest income	5,974	6,566	11,598	11,661
Interest expense	(8,073)	(7,750)	(16,185)	(15,089)
Other income (expense), net	93	(944)	(1,217)	(1,491)
Loss before income taxes	(10,824)	(12,873)	(23,552)	(34,820)
Provision for income taxes	3,748	3,101	5,406	6,251
Net loss	$(14,572)	$(15,974)	$(28,958)	$(41,071)

Net loss per share, basic and diluted	$(0.12)	$(0.14)	$(0.25)	$(0.36)
Weighted-average shares used to compute net loss per share, basic and diluted	118,681	115,131	118,111	114,465
_______________
(1)    Includes stock-based compensation as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Cost of revenue	$3,288	$2,906	$6,270	$5,531
Sales and marketing	16,276	16,423	31,576	30,817
Research and development	11,799	9,764	22,960	18,629
General and administrative	10,035	8,767	20,311	17,000
Total stock-based compensation	$41,398	$37,860	$81,117	$71,977

TENABLE HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS

	June 30, 2024	December 31, 2023
(in thousands, except per share data)	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$233,467	$237,132
Short-term investments	253,536	236,840
Accounts receivable (net of allowance for doubtful accounts of $456 and $470 at June 30, 2024 and December 31, 2023, respectively)	179,612	220,060
Deferred commissions	49,388	49,559
Prepaid expenses and other current assets	58,886	61,882
Total current assets	774,889	805,473
Property and equipment, net	41,448	45,436
Deferred commissions (net of current portion)	66,141	72,394
Operating lease right-of-use assets	33,315	34,835
Acquired intangible assets, net	104,488	107,017
Goodwill	541,292	518,539
Other assets	14,776	23,177
Total assets	$1,576,349	$1,606,871

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$19,543	$16,941
Accrued compensation	44,119	66,492
Deferred revenue	562,587	580,779
Operating lease liabilities	6,161	5,971
Other current liabilities	5,832	5,655
Total current liabilities	638,242	675,838
Deferred revenue (net of current portion)	163,211	169,718
Term loan, net of issuance costs (net of current portion)	357,969	359,281
Operating lease liabilities (net of current portion)	45,315	48,058
Other liabilities	8,051	7,632
Total liabilities	1,212,788	1,260,527

Stockholders’ equity:
Common stock (par value: $0.01; 500,000 shares authorized; 120,461 and 117,504 shares issued at June 30, 2024 and December 31, 2023, respectively)	1,205	1,175
Additional paid-in capital	1,281,545	1,185,100
Treasury stock (at cost: 1,471 and 356 shares at June 30, 2024 and December 31, 2023, respectively)	(64,925)	(14,934)
Accumulated other comprehensive (loss) income	(271)	38
Accumulated deficit	(853,993)	(825,035)
Total stockholders’ equity	363,561	346,344
Total liabilities and stockholders’ equity	$1,576,349	$1,606,871

TENABLE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Six Months Ended June 30,
(in thousands)	2024	2023
Cash flows from operating activities:
Net loss	$(28,958)	$(41,071)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	15,864	12,624
Stock-based compensation	81,117	71,977
Net accretion of discounts and amortization of premiums on short-term investments	(4,378)	(3,595)
Amortization of debt issuance costs	662	618
Restructuring	4,528	—
Other	2,184	182
Changes in operating assets and liabilities:
Accounts receivable	40,462	33,997
Prepaid expenses and other assets	18,105	12,649
Accounts payable, accrued expenses and accrued compensation	(20,162)	(1,276)
Deferred revenue	(24,807)	(14,408)
Other current and noncurrent liabilities	(2,867)	(2,758)
Net cash provided by operating activities	81,750	68,939

Cash flows from investing activities:
Purchases of property and equipment	(1,191)	(1,098)
Capitalized software development costs	(4,767)	(2,813)
Purchases of short-term investments	(160,405)	(147,434)
Sales and maturities of short-term investments	147,778	148,760
Proceeds from other investments	3,512	—
Purchases of other investments	(250)	—
Business combinations, net of cash acquired	(29,162)	—
Net cash used in investing activities	(44,485)	(2,585)

Cash flows from financing activities:
Payments on term loan	(1,875)	(1,875)
Proceeds from loan agreement	—	424
Proceeds from stock issued in connection with the employee stock purchase plan	9,878	9,914
Proceeds from the exercise of stock options	4,135	1,537
Purchase of treasury stock	(49,991)	—
Other financing activities	—	(129)
Net cash (used in) provided by financing activities	(37,853)	9,871
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(3,077)	(1,032)
Net (decrease) increase in cash and cash equivalents and restricted cash	(3,665)	75,193
Cash and cash equivalents and restricted cash at beginning of period	237,132	300,866
Cash and cash equivalents and restricted cash at end of period	$233,467	$376,059

TENABLE HOLDINGS, INC.
REVENUE COMPONENTS AND RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(unaudited)

Revenue	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2024	2023	2024	2023
Subscription revenue	$202,538	$176,767	$400,173	$347,865
Perpetual license and maintenance revenue	12,016	12,154	24,172	24,335
Professional services and other revenue	6,687	6,115	12,857	11,675
Revenue(1)	$221,241	$195,036	$437,202	$383,875
_______________
(1)    Recurring revenue, which includes revenue from subscription arrangements for software (both recognized ratably over the subscription term and upon delivery) and cloud-based solutions and maintenance associated with perpetual licenses, represented 96% of revenue in the three and six months ended June 30, 2024 and 95% of revenue in the three and six months ended June 30, 2023.

Calculated Current Billings	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2024	2023	2024	2023
Revenue	$221,241	$195,036	$437,202	$383,875
Deferred revenue (current), end of period	562,587	495,199	562,587	495,199
Deferred revenue (current), beginning of period(1)	(562,683)	(490,076)	(580,887)	(502,115)
Calculated current billings	$221,145	$200,159	$418,902	$376,959
________________
(1)    Deferred revenue (current), beginning of period for the three and six months ended June 30, 2024 includes $0.1 million related to acquired deferred revenue.

Remaining Performance Obligations	June 30,
(in thousands)	2024	2023
Remaining performance obligations, short-term	$572,015	$503,960
Remaining performance obligations, long-term	175,526	158,713
Remaining performance obligations	$747,541	$662,673

Free Cash Flow and Unlevered Free Cash Flow	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2024	2023	2024	2023
Net cash provided by operating activities	$31,424	$30,193	$81,750	$68,939
Purchases of property and equipment	(526)	(711)	(1,191)	(1,098)
Capitalized software development costs	(2,235)	(1,790)	(4,767)	(2,813)
Free cash flow(1)	28,663	27,692	75,792	65,028
Cash paid for interest and other financing costs	7,839	12,123	15,450	18,943
Unlevered free cash flow(1)	$36,502	$39,815	$91,242	$83,971
________________
(1)    Free cash flow and unlevered free cash flow for the periods presented were impacted by:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2024	2023	2024	2023
Employee stock purchase plan activity	$3,702	$4,419	$(2,630)	$(271)
Acquisition-related expenses	(197)	(21)	(663)	(259)
Restructuring	(1,597)	—	(5,419)	—

Non-GAAP Income from Operations and Non-GAAP Operating Margin	Three Months Ended June 30,		Six Months Ended June 30,
(dollars in thousands)	2024	2023	2024	2023
Loss from operations	$(8,818)	$(10,745)	$(17,748)	$(29,901)
Stock-based compensation	41,398	37,860	81,117	71,977
Acquisition-related expenses	763	30	924	130
Restructuring	4,681	—	6,070	—
Amortization of acquired intangible assets	4,760	3,073	9,429	6,153
Non-GAAP income from operations	$42,784	$30,218	$79,792	$48,359
Operating margin	(4)%	(6)%	(4)%	(8)%
Non-GAAP operating margin	19%	15%	18%	13%

Non-GAAP Net Income and Non-GAAP Earnings Per Share	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per share data)	2024	2023	2024	2023
Net loss	$(14,572)	$(15,974)	$(28,958)	$(41,071)
Stock-based compensation	41,398	37,860	81,117	71,977
Tax impact of stock-based compensation(1)	1,175	1,336	98	2,253
Acquisition-related expenses(2)	763	30	924	130
Restructuring(2)	4,681	—	6,070	—
Amortization of acquired intangible assets(3)	4,760	3,073	9,429	6,153
Tax impact of acquisitions	(43)	(59)	(78)	(113)
Non-GAAP net income	$38,162	$26,266	$68,602	$39,329

Net loss per share, diluted	$(0.12)	$(0.14)	$(0.25)	$(0.36)
Stock-based compensation	0.35	0.33	0.69	0.63
Tax impact of stock-based compensation(1)	0.01	0.01	—	0.02
Acquisition-related expenses(2)	—	—	0.01	—
Restructuring(2)	0.04	—	0.05	—
Amortization of acquired intangible assets(3)	0.04	0.03	0.08	0.05
Tax impact of acquisitions	—	—	—	—
Adjustment to diluted earnings per share(4)	(0.01)	(0.01)	(0.02)	(0.01)
Non-GAAP earnings per share, diluted	$0.31	$0.22	$0.56	$0.33

Weighted-average shares used to compute GAAP net loss per share, diluted	118,681	115,131	118,111	114,465

Weighted-average shares used to compute non-GAAP earnings per share, diluted	123,056	120,057	123,161	119,665
________________
(1)    The tax impact of stock-based compensation is based on the tax treatment for the applicable tax jurisdictions.
(2)    The tax impact of acquisition-related expenses and restructuring are not material.
(3)    The tax impact of the amortization of acquired intangible assets is included in the tax impact of acquisitions.
(4)    An adjustment to reconcile GAAP net loss per share, which excludes potentially dilutive shares, to non-GAAP earnings per share, which includes potentially dilutive shares.

Non-GAAP Gross Profit and Non-GAAP Gross Margin	Three Months Ended June 30,		Six Months Ended June 30,
(dollars in thousands)	2024	2023	2024	2023
Gross profit	$172,443	$151,522	$339,472	$294,855
Stock-based compensation	3,288	2,906	6,270	5,531
Amortization of acquired intangible assets	4,760	3,073	9,429	6,153
Non-GAAP gross profit	$180,491	$157,501	$355,171	$306,539
Gross margin	78%	78%	78%	77%
Non-GAAP gross margin	82%	81%	81%	80%

Non-GAAP Sales and Marketing Expense	Three Months Ended June 30,		Six Months Ended June 30,
(dollars in thousands)	2024	2023	2024	2023
Sales and marketing expense	$101,129	$97,800	$200,954	$194,991
Less: Stock-based compensation	16,276	16,423	31,576	30,817
Less: Acquisition-related expenses	49	—	49	—
Non-GAAP sales and marketing expense	$84,804	$81,377	$169,329	$164,174
Non-GAAP sales and marketing expense % of revenue	38%	42%	39%	43%

Non-GAAP Research and Development Expense	Three Months Ended June 30,		Six Months Ended June 30,
(dollars in thousands)	2024	2023	2024	2023
Research and development expense	$45,149	$37,845	$88,876	$76,028
Less: Stock-based compensation	11,799	9,764	22,960	18,629
Less: Acquisition-related expenses	—	—	(20)	—
Non-GAAP research and development expense	$33,350	$28,081	$65,936	$57,399
Non-GAAP research and development expense % of revenue	15%	14%	15%	15%

Non-GAAP General and Administrative Expense	Three Months Ended June 30,		Six Months Ended June 30,
(dollars in thousands)	2024	2023	2024	2023
General and administrative expense	$30,302	$26,622	$61,320	$53,737
Less: Stock-based compensation	10,035	8,767	20,311	17,000
Less: Acquisition-related expenses	714	30	895	130
Non-GAAP general and administrative expense	$19,553	$17,825	$40,114	$36,607
Non-GAAP general and administrative expense % of revenue	9%	9%	9%	10%
The following adjustments to reconcile forecasted non-GAAP income from operations, non-GAAP net income, non-GAAP earnings per share, free cash flow and unlevered free cash flow are subject to a number of uncertainties and assumptions, each of which are inherently difficult to forecast. As a result, actual adjustments and GAAP results may differ materially.

Forecasted Non-GAAP Income from Operations	Three Months Ending September 30, 2024		Year Ending December 31, 2024
(in millions)	Low	High	Low	High
Forecasted loss from operations	$(5.6)	$(3.6)	$(25.1)	$(21.1)
Forecasted stock-based compensation	41.6	41.6	164.6	164.6
Forecasted acquisition-related expenses	1.0	1.0	1.9	1.9
Forecasted restructuring	—	—	6.1	6.1
Forecasted amortization of acquired intangible assets	5.0	5.0	19.5	19.5
Forecasted non-GAAP income from operations	$42.0	$44.0	$167.0	$171.0

Forecasted Non-GAAP Net Income and Non-GAAP Earnings Per Share	Three Months Ending September 30, 2024		Year Ending December 31, 2024
(in millions, except per share data)	Low	High	Low	High
Forecasted net loss(1)	$(14.6)	$(12.6)	$(52.6)	$(48.6)
Forecasted stock-based compensation	41.6	41.6	164.6	164.6
Forecasted tax impact of stock-based compensation	2.0	2.0	3.7	3.7
Forecasted acquisition-related expenses	1.0	1.0	1.9	1.9
Forecasted restructuring	—	—	6.1	6.1
Forecasted amortization of acquired intangible assets	5.0	5.0	19.5	19.5
Forecasted tax impact of acquisitions	—	—	(0.2)	(0.2)
Forecasted non-GAAP net income	$35.0	$37.0	$143.0	$147.0

Forecasted net loss per share, diluted(1)	$(0.12)	$(0.11)	$(0.44)	$(0.41)
Forecasted stock-based compensation	0.35	0.35	1.38	1.38
Forecasted tax impact of stock-based compensation	0.02	0.02	0.03	0.03
Forecasted acquisition-related expenses	0.01	0.01	0.02	0.02
Forecasted restructuring	—	—	0.05	0.05
Forecasted amortization of acquired intangible assets	0.04	0.04	0.16	0.16
Forecasted tax impact of acquisitions	—	—	—	—
Adjustment to diluted earnings per share(2)	(0.02)	(0.01)	(0.04)	(0.04)
Forecasted non-GAAP earnings per share, diluted	$0.28	$0.30	$1.16	$1.19

Forecasted weighted-average shares used to compute GAAP net loss per share, diluted	119.0	119.0	119.0	119.0
Forecasted weighted-average shares used to compute non-GAAP earnings per share, diluted	123.0	123.0	123.5	123.5
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(1)    The forecasted GAAP net loss assumes income tax expense of $5.8 million and $16.3 million in the three months ending September 30, 2024 and year ending December 31, 2024, respectively.
(2)    Adjustment to reconcile GAAP net loss per share, which excludes potentially dilutive shares, to non-GAAP earnings per share, which includes potentially dilutive shares.

Forecasted Free Cash Flow and Unlevered Free Cash Flow	Year Ending December 31, 2024
(in millions)	Low	High
Forecasted net cash provided by operating activities	$206.2	$216.2
Forecasted purchases of property and equipment	(6.0)	(6.0)
Forecasted capitalized software development costs	(6.5)	(6.5)
Forecasted free cash flow	193.7	203.7
Forecasted cash paid for interest and other financing costs	31.3	31.3
Forecasted unlevered free cash flow	$225.0	$235.0